Exhibit 5.1

DLA Piper LLP (US)

The Marbury Building

6225 Smith Avenue

Baltimore, Maryland 21209-3600

T 410.580.3000

F 410.580.3001

W www.dlapiper.com

June 28, 2016

EQUITY RESIDENTIAL

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We serve as special Maryland counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance of an indeterminate number or amount, as the case may be, of the following (collectively, the “Offered Securities”): (a) common shares of beneficial interest, $0.01 par value per share, of the Company (“Common Shares”); (b) preferred shares of beneficial interest, $0.01 par value per share, of the Company (“Preferred Shares”); (c) depositary shares representing Preferred Shares (“Depositary Shares”) and evidenced by depositary receipts (“Depositary Receipts”); (d) warrants to purchase Common Shares or Preferred Shares, as the case may be (“Warrants”); (e) share purchase contracts obligating the holder thereof to purchase Common Shares, Preferred Shares or Depositary Shares, as the case may be (“Share Purchase Contracts”); and (f) guarantees by the Company (“Guarantees”) of debt securities issued by ERP Operating Limited Partnership, an Illinois limited partnership, all of which may be issued by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act and which are covered by the Registration Statement filed by the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This opinion is being provided at your request in connection with the filing of the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1. The Registration Statement and the related prospectus included therein in the form in which it was transmitted to the Commission under the Act;

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2. The Articles of Restatement of Declaration of Trust of the Company, as amended, supplemented and restated (the “Declaration”), certified as of the date hereof by the Secretary of the Company;

3. The Eighth Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by the Secretary of the Company;

4. Resolutions adopted by the Board of Trustees of the Company (the “Board”) relating to (a) the registration, sale and issuance of the Offered Securities and (b) the creation and delegation of authority to a Pricing Committee of the Board (the “Pricing Committee”) in connection therewith (the “Board Resolutions”), certified as of the date hereof by the Secretary of the Company;

5. A certificate of the State Department of Assessments and Taxation of Maryland (the “SDAT”) as to the good standing of the Company, dated as of the date hereof; and

6. A Certificate of Corporate Secretary executed by the Secretary of the Company, dated as of the date hereof.

In examining the Documents and expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

5. Prior to the issuance of Common Shares or Preferred Shares (including any Depositary Shares), the Pricing Committee or the Board will adopt resolutions satisfying the requirements of Sections 2-203 and 2-208 of the Maryland General Corporation Law and, with respect to the Pricing Committee, of the Board Resolutions.

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6. The Company will issue the Offered Securities in accordance with the Board Resolutions and any applicable resolutions adopted by a duly authorized committee thereof and, prior to the issuance of any Common Shares or Preferred Shares (including any Depositary Shares), the Company will have available for issuance, under the Declaration, the requisite number of authorized but unissued Common Shares or Preferred Shares, as the case may be.

7. The Offered Securities will not be issued or transferred in violation of any restriction or limitation on transfer or ownership of Shares (as defined in the Declaration) contained in Article VII of the Declaration.

8. Appropriate certificates representing Common Shares and Preferred Shares, as the case may be, will be executed and delivered upon issuance and sale of any Common Shares or Preferred Shares (including any Depositary Shares) and will comply with the Declaration, the Bylaws and applicable law.

9. Any Depositary Shares will be issued under a valid and legally binding deposit agreement (each, a “Deposit Agreement”) that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement and will comply with the Declaration, the Bylaws and applicable law.

10. Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Declaration, the Bylaws, the Deposit Agreement and applicable law.

11. Any Warrants will be issued under a valid and legally binding warrant agreement (each, a “Warrant Agreement”) that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement and will comply with the Declaration, the Bylaws and applicable law.

12. For any convertible Preferred Shares, Warrants convertible into or exchangeable for Common Shares or Preferred Shares (including any convertible Preferred Shares, Warrants convertible into or exchangeable for Common Shares or Preferred Shares that are the subject of Share Purchase Contracts), the Preferred Shares or Common Shares, as the case may be, issuable upon exercise, conversion or exchange of such convertible Preferred Shares or Warrants (including any convertible Preferred Shares, Warrants convertible into or exchangeable for Common Shares or Preferred Shares that are the subject of Share Purchase Contracts) will be duly reserved for issuance by resolutions adopted by the Board or the Pricing Committee and, in the case of Warrants convertible into or exchangeable for Common Shares or Preferred Shares (including Warrants that are the subject of Share Purchase Contracts), that the exercise price of such Warrants consists of legal consideration at or in excess of the par value of such Preferred Shares or Common Shares issuable upon exercise, conversion or exchange thereof.

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13. Any Share Purchase Contract will be a valid and legally binding agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement and will comply with the Declaration, the Bylaws and applicable law.

14. Any Guarantee will be a valid and legally binding agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement and will comply with the Declaration, the Bylaws and applicable law.

15. To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, the financial institution to be identified in such Warrant Agreement as warrant agent (the “Financial Institution”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the trustee or warrant agent, as the case may be, will be duly qualified to engage in the activities contemplated by such Warrant Agreement; such Warrant Agreement, as the case may be, will have been duly authorized, executed and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting in its capacity as Financial Institution under such Warrant Agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement, as the case may be.

16. The underwriting, subscription or purchase agreements for the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the applicable prospectus or the applicable prospectus supplement.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. With respect to Common Shares, when (a) the Registration Statement has become effective under the Act, (b) the terms of the sale and issuance of Common Shares have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (c) Common Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3. With respect to Preferred Shares, when (a) the Registration Statement has become effective under the Act, (b) appropriate articles supplementary to the Declaration relating to the

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class or series of Preferred Shares to be sold under the Registration Statement (in each such case, “Articles Supplementary”) have been duly approved by the Board or a duly authorized committee thereof and Articles Supplementary have been filed with and accepted for record by the SDAT, (c) the terms of the sale and issuance of such class or series of Preferred Shares have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (d) Preferred Shares of such class or series have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

4. With respect to Depositary Shares, when (a) the Registration Statement has become effective under the Act, (b) Depositary Shares have been duly authorized by the Board or a duly authorized committee thereof, (c) a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, (d) the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the Declaration, the Bylaws and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.

5. With respect to Warrants, when (a) the Registration Statement has become effective under the Act, (b) Warrants have been duly authorized by the Board or a duly authorized committee thereof, (c) a Warrant Agreement relating to such Warrants has been duly authorized, executed and delivered by the Company, (d) the terms of such Warrants and of their sale and issuance have been duly established in conformity with the Declaration, the Bylaws and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, Common Shares and Preferred Shares, as the case may be, for which the Warrants are exercisable will be duly authorized and constitute valid and legally binding obligations of the Company.

6. With respect to Share Purchase Contracts, when (a) the Registration Statement has become effective under the Act, (b) a Share Purchase Contract has been duly authorized by the Board or a duly authorized committee thereof, (c) such Share Purchase Contract has been duly executed and delivered by the Company, (d) the terms of such Share Purchase Contract and

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of its sale and issuance have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Share Purchase Contract has been duly countersigned and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, Common Shares, Preferred Shares or Depositary Shares, as the case may be, that the holder of such Share Purchase Contract is obligated to purchase will be duly authorized and constitute valid and legally binding obligations of the Company.

7. With respect to Guarantees, when (a) the Registration Statement has become effective under the Act, (b) a Guarantee has been duly authorized by the Board or a duly authorized committee thereof, (c) such Guarantee has been duly executed and delivered by the Company, (d) the terms of such Guarantee and of its sale and issuance have been duly established in conformity with the Declaration and the Bylaws, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Guarantee has been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Guarantee will be duly authorized and constitute valid and legally binding obligations of the Company.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)